                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2
                        TURNER BROADCASTING SYSTEM,INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 THREE MONTHS ENDED  SIX MONTHS ENDED
                                                                   JUNE 30, 1995       JUNE 30, 1995
                                                                 ------------------  ----------------
Net income applicable to common stock                                 $ 21,700            $ 43,690
                                                                      ========            ========

Weighted average number of shares outstanding during the period        205,926             205,851

Add: Common equivalent shares issuable assuming conversion of
           Class C Convertible Preferred Stock                          74,382              74,382

     Shares issuable upon exercise of stock options                     16,283              16,283

Subtract: Shares which would have been purchased with proceeds
           from exercise of such stock options                          13,561              13,828
                                                                      --------            --------


Weighted average number of common stock, common stock
     equivalents and converted shares outstanding                      283,030             282,688
                                                                      ========            ========

Weighted average number of Class A common shares and common
     stock equivalents                                                  68,330              68,330
                                                                      ========            ========

Weighted average number of Class B common shares and common
     stock equivalents                                                 214,700             214,358
                                                                      ========            ========

Earnings per share and common stock equivalent of Class A
     and Class B Common Stock                                         $   0.08            $   0.15
                                                                      ========            ========

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2
                        TURNER BROADCASTING SYSTEM,INC.
                COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED   SIX MONTHS ENDED
                                                                   JUNE 30, 1995       JUNE 30, 1995
                                                                ------------------   ----------------
Net income applicable to common stock                                 $ 21,700            $ 43,690

Add: Interest expense on zero coupon subordinated convertible
           notes due 2007                                                4,510               8,942
     Interest expense on 6.5% convertible notes                            473                 946

Subtract: Additional income taxes                                       (2,093)             (4,153)
                                                                      --------            --------

Adjusted net income applicable to common stock                        $ 24,590            $ 49,425
                                                                      ========            ========

Primary weighted average number of shares outstanding                  283,030             282,688

Add: Common equivalent shares issuable assuming conversion of
           convertible notes due 2007                                    7,440               7,440

     Change in shares due to options assumed converted using the
           end of period market value                                      828                 828

     Common equivalent shares issuable assuming conversion
           of 6.5% convertible notes                                     1,661               1,661
                                                                      --------            --------

Weighted average number of common stock, common stock
     equivalents and convertible shares, assuming full dilution        292,959             292,617
                                                                      ========            ========

Weighted average number of Class A common shares and common
     equivalents and convertible shares, assuming full dilution         68,330              68,330
                                                                      ========            ========

Weighted average number of Class B common shares and common
     equivalents and convertible shares, assuming full dilution        224,629             224,287
                                                                      ========            ========

Earnings per share and common stock equivalent of Class A
     and Class B Common Stock                                         $   0.08            $   0.17
                                                                      ========            ========


This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.